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                                                                    EXHIBIT 23.3


                          INDEPENDENT AUDITORS' CONSENT


       We consent to the reference to our firm under the captions "Experts" and "eXegenics Selected Financial Data" and to the use of our report dated March 2, 2001 with respect to our audit of the financial statements as of December 31, 2000 and for each of the years in the two-year period then ended of eXegenics Inc., included in this Joint Proxy Statement/Prospectus that is made a part of the Registration Statement on Form S-4.

Eisner LLP
(formerly Richard A. Eisner & Company, LLP)
New York, New York
October 31, 2002